UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. 2)

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InnerWorkings, Inc.

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This supplement is being filed by InnerWorkings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), to update certain information concerning Daniel M. Friedberg, one of the nominees for director at the Company’s 2016 Annual Meeting of Stockholders, as a result of a change in Mr. Freidberg’s professional status.
On April 22, 2016, the Company mailed proxy materials to stockholders who held the Company’s common stock as of April 8, 2016 (the “Record Date”), including a Notice of Annual Meeting of Stockholders and accompanying proxy statement (the “Original Proxy Statement”), for the 2016 Annual Meeting of Stockholders, that is to be held on Monday, June 6, 2016, at 11:00 a.m., local time, for the purposes set forth in the Original Proxy Statement.
On May 25, 2016, the Company mailed a supplement to the Original Proxy Statement to stockholders as of the Record Date (the “First Supplement”). The Company is filing this additional supplement to the Original Proxy Statement with the Securities and Exchange Commission (the “Second Supplement,” and together with the Original Proxy Statement and the First Supplement, the “Proxy Statement”) to further supplement the Original Proxy Statement.
After the filing of the First Supplement, Daniel M. Friedberg, a member of the Company’s Board of Directors and a nominee for director at the 2016 Annual Meeting of Stockholders, informed the Company that effective May 17, 2016, he is no longer serving as President and Chief Executive Officer of Sagard Capital Partners Management Corporation, the investment manager of Sagard Capital Partners, L.P., and as Vice President of Power Corporation of Canada. Consistent with the Company’s Corporate Governance Guidelines applicable to changes in professional status, if Mr. Friedberg is elected to serve for an additional term at the 2016 Annual Meeting of Stockholders, Mr. Friedberg will submit his resignation as a member of the Board of Directors of the Company for the consideration of the Board of Directors at its next regular Board meeting.
This Second Supplement is being filed solely to supplement (1) the disclosure presented under “PROPOSALS TO BE VOTED ON-Proposal 1: Election of Directors-Nominees,” which appears on page 3 of the Original Proxy Statement, (2) the biography of Daniel M. Friedberg presented under “PROPOSALS TO BE VOTED ON-Proposal 1: Election of Directors-DIRECTOR NOMINEES,” which appears on page 5 of the Original Proxy Statement, and (3) certain line items in the stock ownership table under “STOCK OWNERSHIP-Security Ownership of Certain Beneficial Owners and Management,” which appears on pages 22 and 23 of the Original Proxy Statement. When reviewing these sections of the Original Proxy Statement, please refer to this Second Supplement with the correct information.
Except as supplemented by the information contained in this Second Supplement, and the information contained in the First Supplement, all information set forth in the Original Proxy Statement remains accurate in all material respects and should be considered in casting your vote by proxy or at the Annual Meeting.
This Second Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Original Proxy Statement, as supplemented by the First Supplement.
As a stockholder, your vote is very important and the Board strongly encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting in person. The previously provided proxy materials include instructions for voting and for requesting a printed copy of the proxy materials, including a proxy card.
If you have already submitted your proxy, this Second Supplement does not require that you do so again. You may revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the Annual Meeting to Ronald C. Provenzano, Corporate Secretary, InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (3) voting in person at the Annual Meeting. Attending the Annual Meeting does not revoke your proxy unless you vote in person at the meeting.
Stockholders are cordially invited to attend the Annual Meeting in person. Please note that you will need proof that you own the Company’s common stock as of the Record Date to be admitted to the meeting. If your shares are registered directly in your name, please bring proof of stock ownership. If your shares are held for your account in the name of a broker, bank or other nominee, you must bring a current brokerage statement, letter from your stockbroker or other proof of stock ownership to the meeting.

SUPPLEMENT #2 TO DEFINITIVE PROXY STATEMENT
This supplemental information should be read in conjunction with the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by InnerWorkings, Inc. (the “Company”) on April 18, 2016, as supplemented by the first supplement to the proxy statement filed with the SEC by the Company on May 25, 2016 (collectively, the “Definitive Proxy Statement”), which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. The following sets forth information, as of May 30, 2016, concerning Mr. Friedberg. The Board of Directors has been informed that Mr. Friedberg remains willing to serve as a director.

The following paragraph under “PROPOSALS TO BE VOTED ON-Proposal 1: Election of Directors-Nominees,” which appears on page 3 of the Proxy Statement, is amended and restated as follows:

In April 2014, we entered into a letter agreement (the “Letter Agreement”) with Sagard Capital Partners, L.P. (“Sagard”) and Daniel Friedberg in connection with the Board’s decision to nominate and elect Mr. Friedberg to the Board in April 2014. He was re-elected by our stockholders at our 2015 Annual Meeting. As of April 8, 2016, Sagard owned approximately 13.8% of our outstanding common stock. As of May 17, 2016, Mr. Friedberg no longer serves as President and Chief Executive Officer of Sagard Capital Partners Management Corporation, the investment manager of Sagard.

The following biography under “PROPOSALS TO BE VOTED ON-Proposal 1: Election of Directors-DIRECTOR NOMINEES,” which appears on page 5 of the Proxy Statement, is amended and restated as follows:

Daniel M. Friedberg has served on our Board since April 2014. Since its founding in 2005 through May 2016, he served as President and Chief Executive Officer of Sagard Capital Partners Management Corporation, the investment manager of Sagard, and as Vice President of Power Corporation of Canada, a diversified international management and holding company. Prior to that, he was a Partner at Bain & Company. Mr. Friedberg joined Bain & Company in 1987 in the London office, and was a founder of the Toronto office in 1989 and the New York office in 2000. Mr. Friedberg served as a director of X-Rite, Incorporated from 2008 to 2012, has served on the Board of Directors of GP Strategies since December 2009 and joined the Board of Directors of Performance Sports Group, Ltd. in April 2016. Mr. Friedberg brings to the Board experience in investment management, which provides perspective into organizational and operational management as well as strategic planning matters.

Because Mr. Friedberg is no longer an officer of Sagard Capital Partners, shares held by Sagard are no longer reported as shares beneficially owned by Mr. Friedberg. Specifically, the following line items in the stock ownership table under “STOCK OWNERSHIP-Security Ownership of Certain Beneficial Owners and Management,” which appears on page 22 of the Proxy Statement, are amended and restated as of May 30, 2016 as follows:

Daniel M. Friedberg	—	—
All directors and executive officers as a group (11 persons)	2,550,821(16)	4.6%
The following footnote and the reference thereto in the stock ownership table under “STOCK OWNERSHIP-Security Ownership of Certain Beneficial Owners and Management,” which appear on pages 22 and 23 of the Proxy Statement, are deleted in their entirety.

(2)
Includes 7,466,053 shares of common stock held by Sagard Capital Partners, L.P., a Delaware limited partnership (“Sagard”). Sagard Capital Partners GP, Inc., a Delaware corporation (“GP”), and Sagard Capital Partners Management Corp., a Delaware corporation (“Sagard Management,” and together with Sagard and GP, the “Reporting Persons”) may be deemed to be indirect beneficial owners of such reported shares of common stock. Each of the Reporting Persons disclaims beneficial ownership (as defined in Rule 16a-1(a)(2)) of the securities reported herein except to the extent of its pecuniary interest therein. Mr. Friedberg is the President of Sagard and each of the Reporting Persons.